SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LAWTER INTERNATIONAL

          GABELLI FOUNDATION
                                 6/01/99           10,000-           12.2500
          GABELLI INTERNATIONAL LTD
                                 6/01/99           20,000-           12.2500
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 6/01/99          200,000-           12.2500
               THE GABELLI EQUITY TRUST,INC.
                                 6/01/99          200,000-           12.2500
               THE GABELLI EQUITY INCOME FUND
                                 6/01/99           35,000-           12.2500
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 6/01/99           50,000-           12.2500
               THE GABELLI ASSET FUND
                                 6/01/99          330,000-           12.2500
                                 5/07/99           30,000            12.1125
               THE GABELLI ABC FUND
                                 6/01/99          206,200-           12.2500
                                 5/21/99            6,200            12.1750
          GAMCO INVESTORS, INC.
                                 6/01/99        1,238,310-           12.2500
                                 6/01/99          390,000-           12.2500
                                 5/20/99           30,000            12.0833
                                 5/11/99           35,000            12.0000
                                 5/10/99           21,000            12.0625
          GABELLI ASSOCIATES LTD
                                 6/01/99           70,000-           12.2500
                                 6/02/99            3,000-           12.1250
          GABELLI ASSOCIATES FUND
                                 6/02/99           10,800            12.1250
                                 6/01/99          124,800-           12.2500
                                 5/28/99              800            12.1250
                                 5/26/99           50,000            12.1250
                                 5/24/99           24,000            12.1250








          (1) THE TRANSACTIONS ON 6/01/99 WERE IN CONNECTION WITH THE
              TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.


          (2) PRICE EXCLUDES COMMISSION.













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